November 22, 2021 Andrea Nieto Delivered by email: andeen@xilinx.com Dear Andee: On behalf of Zendesk, Inc. (the “Company”), I am pleased to offer you employment with the Company, subject to approval by the Company’s Board of Directors (the “Board”). This letter outlines the terms for your employment. Position: Your initial position with the Company will be Chief People Officer. This is a regular full-time exempt position reporting to Mikkel Svane, Chief Executive Officer. Start Date: Unless we arrange separately, your first day of employment will be prior to or on January 24, 2022, subject to the satisfactory completion by the Company of your background check, credentials, references and the AMD transaction close. Additionally, as discussed, you will take a planned paid leave from January 24, 2022 thru February 28, 2022 with plans to return full-time on March 1, 2022. This timeframe is also contingent on the AMD transaction close. Salary: The Company will pay you an annual salary of $400,000, paid bi-weekly during your employment, and subject to periodic review and adjustments at the discretion of the Company. Your salary and other compensation will be subject to applicable deductions and withholdings. Bonus: You will be eligible to receive an annual target bonus of 60% of your Base Salary based upon the achievement of performance goals established separately (“Bonus”). The actual Bonus is discretionary and will be subject to the Company’s assessment of your performance, as well as business conditions at the Company. The Company also may make adjustments to the targeted amount of your Bonus, and the Bonus may be subject to approval by and adjustments at the discretion of the Board, a delegee of the Board, or the Company and subject to the terms of any applicable bonus plan separately delivered to you. Employees with a Start Date on or before September 30th are eligible for a prorated Bonus for the performance year in which they started, as determined by the Board and subject to the terms of any applicable bonus plan that will be separately delivered to you. The Bonus, if any, will be payable in the calendar year following the close of the performance year; provided that you are employed and in good standing with the Company through the date of payment and satisfy the terms and conditions of any applicable bonus plan. Sign-on Bonus: The company will provide you with a sign-on bonus of $250,000 subject to applicable taxes and withholdings (the “Sign-on Bonus”). The full amount of the Sign-on Bonus will be advanced to you on the next regularly scheduled payroll date after your Start Date. You will earn 989 Market St., San Francisco CA 94103 Zendesk, Inc DocuSign Envelope ID: 3672B045-B7C0-46B7-BD1C-4EBFC42E65B5

half of the Sign-on Bonus upon completing one year of employment with the Company after the Start Date, and you will earn the remaining half of the Sign-on Bonus on a pro rata monthly basis until you have completed two years of employment with the Company after the Start Date. In the event that your employment is terminated for Cause or you resign without Good Reason (as those terms are defined in the Company’s Change in Control Acceleration Plan (the “Acceleration Plan”)) within two years of the Start Date, you will be required to repay the unearned portion of the Sign-on Bonus to the Company. RSU Award: You will be eligible to participate in the Company’s equity incentive program, subject to approval by the Company’s Board of Directors (“Board”). We will recommend to the Board, or a delegate of the Board, that you be granted Restricted Stock Units (“RSUs”) for shares of the Company’s Common Stock representing a targeted current value of $3,000,000. The actual number of shares recommended to the Board will be based on the greater of the average closing market price of the Company’s common stock over the 30 trading day period preceding your Start Date or a floor price determined on a quarterly basis (the “Floor Price”). Your RSUs will vest over a four-year vesting schedule, subject to your continuous service to the Company through each vesting date. The terms and conditions associated with any RSUs granted to you, including vesting and other conditions, will be governed by the Company’s 2014 Stock Option and Incentive Plan (the “Plan”) and any associated restricted stock unit award agreement that you may be required to enter with the Company. Option Award:  In addition to RSUs, we believe that options provide an effective way to tie equity incentive compensation to stock price. We will recommend to the Board, or a delegate of the Board, that you be granted an option (“Option”) to purchase shares of the Company’s Common Stock representing a value of $3,000,000 (the “Option Value”). In determining the number of shares underlying the Option, our goal is to approximate the financial value of the Option over time. We do so by doubling the Option Value and then dividing the result by the greater of the average closing market price of the Company’s common stock over the 30 trading day period preceding your Start Date or the Floor Price. The exercise price per share of the Option will be the closing price of the Common Stock as listed on the New York Stock Exchange on the effective date of grant of the Option, as approved by the Board, or a delegate of the Board. Your Option will vest over a four-year vesting schedule, subject to your continuous service to the Company through each vesting date. The terms and conditions associated with any Option granted to you, including vesting and other conditions, will be governed by the Plan and any associated stock option agreement that you may be required to enter with the Company. Acceleration of the Vesting of Equity: You will be eligible to participate in the Company’s Acceleration Plan. The Acceleration Plan provides for the acceleration of the vesting of a participant’s RSUs and stock options in the event that the participant’s provision of services to the Company is terminated under certain circumstances following a change in control of the Company, subject to the terms and conditions set forth in the Acceleration Plan. The full text of the Acceleration Plan is available for your review. Benefits: You will be eligible to participate in the employee benefits and insurance programs generally made available to employees at your level, including health, dental, life and disability insurance, subject to the terms and conditions of those plans and programs, which may be modified from time to time. Details of these benefits programs, including mandatory employee contributions, DocuSign Envelope ID: 3672B045-B7C0-46B7-BD1C-4EBFC42E65B5

will be made available to you when you start. You may also participate in the Company’s 401(k) Retirement Plan and you will be eligible to participate in our “Take What You Need” Vacation Policy. The Company reserves the right to change and/or modify its benefits offerings at any time. Representation Regarding Other Obligations: This offer is contingent on your representation that you are not subject to any confidentiality, non-competition agreement or a similar type of restriction that may affect your ability to devote full time and attention to your work at Zendesk. If you have entered into any agreement that may limit your ability to work on behalf of the Company, please provide the Company with a copy of such agreement as soon as possible. Other Terms: Your employment with the Company shall be on an at-will basis. In other words, you or the Company may terminate employment for any reason and at any time, with or without notice. Similarly, the terms of employment outlined in this letter are subject to change at any time provided that the at-will nature of your employment may not be altered except by a formal writing signed by the Company’s Chief Executive Officer. By accepting this offer of employment, you agree that, throughout your employment with the Company, you will devote your entire working time for the benefit of the Company, perform your duties loyally and conscientiously, and to the full extent of your ability. You also agree to observe all rules and regulations that the Company has, or may establish, governing the conduct of its business or its employees. The Company is an equal opportunity employer, and prides itself and believes in the full worth and value of its diverse workforce. The Company does not tolerate any form of harassment, discrimination, or retaliation, and fully enforces its policies protecting all employees from such, including sexual harassment. Arbitration and Nondisclosure Agreements: This offer of employment is conditioned on you signing and returning the Company’s standard Confidentiality and Invention Assignment Agreement, attached as Exhibit A, and the Company's standard Mutual Agreement to Arbitrate Claims, attached as Exhibit B (collectively, “Employee Agreements”). You must return these signed documents to us before your first date of employment. Work Authorization: As with all employees, our offer to you is contingent on your submission of satisfactory proof of your identity and your legal authorization to work in the United States. You will be required to complete Form I-9 in accordance with the Immigration Reform and Control Act of 1986.  You are required to complete Section 1 of the Form I-9 on or before your first day of employment and to present, within 72 hours of hire, verification of your identity and legal right to work in the United States.  On your first day of employment, bring original documents to verify your employment eligibility - please refer to the I-9 form for the list of acceptable documents. This offer letter is governed by the law of the state where your job will be located. The terms set forth in this letter and in the enclosures are intended to and do supersede all and any prior employment agreements, understandings and verbal or written representations between the Company and you concerning the terms of your employment with the Company. All such prior agreements, understandings and promises are null and void. We are excited about the opportunity to work with you at Zendesk, Inc. If you have any questions about this information, please do not hesitate to call. Otherwise, please confirm your DocuSign Envelope ID: 3672B045-B7C0-46B7-BD1C-4EBFC42E65B5

acceptance of this offer of employment by signing below and returning a copy. We are confident that with your background and skills, you will have an immediate positive impact on our organization. Very truly yours, Mikkel Svane Chief Executive Officer I have reviewed this offer letter and accept its terms. I also have reviewed the Mutual Agreement to Arbitrate, and the Confidentiality and Invention Assignment Agreement. I also understand that either Zendesk, Inc. or I may end the employment relationship at any time, with or without cause, and with or without notice. Signature:________________________ ______________________________ Andrea Nieto Date DocuSign Envelope ID: 3672B045-B7C0-46B7-BD1C-4EBFC42E65B5 11/23/2021

ZENDESK, INC. CHANGE IN CONTROL ACCELERATION PLAN Zendesk, Inc. (the “Company”) sets forth herein the terms of its Change in Control Acceleration Plan (the “Plan”) as follows as of May 12, 2015 (the “Effective Date”): SECTION 1. PURPOSE The Board of Directors of the Company (the “Board”) believes that it is in the best interests of the Company to encourage the continued dedication to the Company of certain of the Company’s and its Subsidiaries’ officers and employees in the face of potentially distracting circumstances arising from the possibility or occurrence of a change in control of the Company, and the Board has established the Plan for this purpose. The purpose of the Plan is to provide acceleration benefits in the event certain employees incur a Qualified Termination during the Change in Control Period. The adoption of this Plan in no event guarantees any employee acceleration benefits in the event she/he is terminated by the Company or the Employer prior to a Change in Control. SECTION 2. DEFINITIONS (a) “Board” means the Board of Directors of the Company. (b) “Cause” with respect to an Eligible Employee means a termination of employment based on a finding by the Employer, acting in good faith based upon the information then known to the Employer, of one of the following: (i) Eligible Employee’s gross neglect of, or willful failure or refusal to timely perform, not caused by Eligible Employee’s physical or mental disability and not solely based on Eligible Employee’s failure to accomplish any particular budgeted goal, the material duties of Eligible Employee’s employment following written notice and a reasonable opportunity (not to exceed 30 days) to cure, if such neglect, failure or refusal is capable of being cured; (ii) Eligible Employee’s material breach of the terms of any offer letter or employment agreement between the Eligible Employee and his or her Employer, or any other agreement (including the confidentiality agreement and/or proprietary information agreement entered into in connection with Eligible Employee’s employment) by and between the Eligible Employee and the Employer which causes demonstrable injury to the Employer provided that Eligible Employee has received written notice of the breach and a reasonable opportunity (not to exceed 30 days) to cure, if such breach is capable of being cured; or (iii) Eligible Employee’s commission of, or plea of guilty or nolo contender to, a crime involving moral turpitude, dishonesty, fraud or unethical business conduct, or any felony. A termination for Cause shall be deemed to occur on the date on which the Employer first delivers written notice to the Eligible Employee of a finding of termination for Cause.   1 DocuSign Envelope ID: 3672B045-B7C0-46B7-BD1C-4EBFC42E65B5

(c) “Change in Control” means a Sale Event as defined in the Option Plan. (d) “Change in Control Period” means the period commencing upon the consummation of a Change in Control and ending 12 months after such Change in Control. (e) “Code” means Internal Revenue Code of 1986, as amended. (f) “Company” means Zendesk, Inc., a Delaware corporation, or, from and after a Change in Control, the successor to the Company in such Change in Control. (g) “Compensation Committee” means the Compensation Committee of the Board. (h) “Date of Termination” means, with respect to an Eligible Employee, the effective date of termination of the Eligible Employee’s employment with the Employer. (i) “Eligible Employee” means an employee of the Employer with a title of Vice President or higher that enters into an effective Participation Agreement with the Company as attached hereto as Exhibit A. (j) “Employer” means Zendesk, Inc. or another subsidiary that employs one or more Eligible Employees, or, from and after the Change in Control, any other subsidiaries of the successor to the Company that employ the Eligible Employees. (k) “Good Reason” means the Eligible Employee’s resignation from employment at the Employer within 30 days after a cure period of 30 days following Eligible Employee’s written notice to the Employer (or any successor) of any of the following circumstances: (i) Eligible Employee’s duties, authority and responsibility are materially reduced; (ii) Eligible Employee’s annual salary and target bonus are materially reduced or diminished other than in connection with a reduction in salary and bonus of all similarly situated executives that is equivalent on a percentage basis; (iii) the failure by the Employer to cause any successorin interest to expressly assume and agree to perform the obligations of the Employer under this Plan; or (iv) the principal location at which Eligible Employee is expected to work is relocated to a location that is more than 35 miles from the then current principal location at which Eligible Employee is working without the Eligible Employee’s consent. (l) “Option Plan” means the Company’s 2014 Stock Option and Incentive Plan. (m) “Participation Agreement” means such agreement as attached hereto as Exhibit Abetween the Eligible Employee and the Company that provides that the Eligible Employee has agreed to the terms of the Plan. (n) “Qualified Termination” means (i) any termination of employment of an Eligible Employee by the Employer (other than for Cause or because of the Eligible Employee’s death or Total Disability) during a Change in Control Period, or (ii) any termination of employment by an Eligible Employee for Good Reason during a Change in Control Period. The mere occurrence of a Change in Control shall not be treated as a termination of an Eligible   2 DocuSign Envelope ID: 3672B045-B7C0-46B7-BD1C-4EBFC42E65B5

Employee’s employment for purposes of this Plan, nor shall the mere transfer of an Eligible Employee’s employment to and between the Employer and/or any of its Subsidiaries be treated as a termination of employment for purposes of this Plan. (o) “Subsidiary” means any direct or indirect subsidiary of the Company or, from and after the Change in Control, any other subsidiaries of the successor to the Company. (p) “Total Disability” means a “permanent and total disability” within the meaning of Section 22(a)(3) of the Code and such other disabilities, infirmities, afflictions or conditions as the Administrator by rule may include. SECTION 3. TERM This Plan shall be effective from the Effective Date through the end of the Change in Control Period; provided, however, that this initial term of the Plan shall be automatically extended, if necessary, so that this Plan remains in full force and effect until all benefits required to be made hereunder have been made. References herein to the term of this Plan shall include the initial term and any additional period for which this Plan is extended or renewed. SECTION 4. ACCELERATION BENEFITS FOLLOWING A CHANGE IN CONTROL (a) If an Eligible Employee suffers a Qualified Termination, the Eligible Employee shall be entitled to full (100%) vesting and/or exercisability of all then outstanding stock options, restricted stock, restricted stock units and any other outstanding equity awards held by the Eligible Employee that are subject to timebased vesting, effective as of the Date of Termination. Accelerated vesting of any such equity awards that are subject to performancebased vesting shall be subject to the terms and conditions of the plan governing such equity awards, as in effect at the time such equity awards were granted, or an award agreement governing such equity award. (b) Cause; Other Than for Good Reason. If an Eligible Employee’s employment is terminated for Cause, the Eligible Employee voluntarily terminates employment without Good Reason, the Eligible Employee’s employment terminates by reason of death or Total Disability, or the Eligible Employee’s employment terminates for any reason outside of the Change in Control Period, the Eligible Employee shall not be entitled to any acceleration benefits under this Plan (c) Replacement of Other Rights. Once an Eligible Employee signs an effective Participation Agreement, any rights to acceleration of vesting or exercisability previously granted to such Eligible Employee shall be extinguished and replaced by the rights under this Plan. SECTION 5. REDUCTION OF CERTAIN BENEFITS (a) Reduction in Benefits. Anything in this Plan to the contrary notwithstanding, in the event that the receipt of all payments or distributions by the Company or the Employer in the nature of compensation to or for the Eligible Employee’s benefit, whether paid or payable pursuant to this Plan or otherwise (a “Payment”), would subject the Eligible   3 DocuSign Envelope ID: 3672B045-B7C0-46B7-BD1C-4EBFC42E65B5

Employee to the excise tax under Section 4999 of the Code, the accounting firm which audited the Company prior to the corporate transaction which results in the application of such excise tax, or another nationally known accounting or employee benefits consulting firm selected by the Company prior to such corporate transaction (the “Accounting Firm”), shall determine whether to reduce any of the Payments to the Reduced Amount (as defined below). The Payments shall be reduced to the Reduced Amount only if the Accounting Firm determines that the Eligible Employee would have a greater Net AfterTax Receipt (as defined below) of aggregate Payments if the Eligible Employee’s Payments were reduced to the Reduced Amount. If such a determination is not made by the Accounting Firm, the Eligible Employee shall receive all Payments to which Eligible Employee is entitled to receive. (b) Order of Reduction. If the Accounting Firm determines that Payments should be reduced to the Reduced Amount, the Company shall promptly give the Eligible Employee notice to that effect and a copy of the detailed calculation thereof. All determinations made by the Accounting Firm under this Section 5 shall be made as soon as reasonably practicable and in no event later than 60 days following the date of termination of employment or such earlier date as requested by the Company and the Eligible Employee. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any determination by the Accounting Firm shall be binding on the Company, its Subsidiaries and the Eligible Employee. For purposes of reducing the Payments to the Reduced Amount, the Payments shall be reduced in the following order, in each case, in reverse chronological order beginning with the Payments that are to be paid or become vested the furthest in time from consummation of the Change in Control: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equitybased payments and acceleration; and (4) noncash forms of benefits; provided that all amounts or payments that are not subject to calculation under Treas. Reg. §1.280G1, Q&A24(b) or (c) shall be reduced before any amounts that are subject to calculation under Treas. Reg. §1.280G1, Q&A24(b) or (c). (c) Reduced Amount and AfterTax Receipt. For purposes hereof, the following terms have the meanings set forth below: (i) “Reduced Amount” shall mean the greatest amount of Payments that can be paid that would not result in the imposition of the excise tax under Section 4999 of the Code if the Accounting Firm determines to reduce Payments pursuant to this Section 12 and (ii) “Net AfterTax Receipt” shall mean the present value (as determined in accordance with Sections 280G(b)(2)(A)(ii) and 280G(d)(4) of the Code) of a Payment net of all taxes imposed on the Eligible Employee with respect thereto under Sections 1 and 4999 of the Code and under applicable state and local laws, determined by applying the highest marginal rate under Section 1 of the Code and under state and local laws which applied to the Eligible Employee’s taxable income for the immediately preceding taxable year, or such other rate(s) as the Eligible Employee certifies, in the Eligible Employee’s sole discretion, as likely to apply to her/him in the relevant tax year(s). SECTION 6. WITHHOLDING Notwithstanding anything in this Plan to the contrary, to the extent that any acceleration hereunder results in a tax withholding obligation by an Employer, an Eligible Employee or her/his estate or beneficiaries shall be subject to the withholding of such amounts relating to taxes as the Employer reasonably may determine it should withhold pursuant to any applicable   4 DocuSign Envelope ID: 3672B045-B7C0-46B7-BD1C-4EBFC42E65B5

law or regulation. In lieu of withholding such amounts, in whole or in part, the Employer may, in its sole discretion, accept other provisions for the payment of taxes and any withholdings as required by law, provided that the Employer is satisfied that all requirements of law affecting its responsibilities to withhold compensation have been satisfied. SECTION 7. NO DUTY TO MITIGATE An Eligible Employee’s benefits received hereunder shall be considered severance pay in consideration of past service, and entitlement thereto shall not be governed by any duty to mitigate damages by seeking further employment. SECTION 8. AMENDMENT, SUSPENSION OR TERMINATION Prior to a Change in Control, this Plan may be amended at any time by the Compensation Committee; provided, however, that, no amendment that negatively impacts the benefits of an Eligible Employee that is a participant in the Plan as of the time of such amendment shall be effective against such Eligible Employee without the consent of such Eligible Employee. SECTION 9. ADMINISTRATION The Plan shall be administered by either the Compensation Committee or the person(s) appointed by the Compensation Committee from time to time to administer the Plan (in either case, the “Administrator”). The Administrator shall have the power and authority to interpret the terms and provisions of the Plan, to make all determinations it deems advisable for the administration of the Plan, to decide all disputes arising in connection with the Plan and to otherwise supervise the administration of the Plan. All decisions and interpretations of the Administrator shall be binding on all persons. SECTION 10. GOVERNING LAW This Plan shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of California, excluding the choice of law rules thereof. SECTION 11. SEVERABILITY If any part of any provision of this Plan shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Plan. SECTION 12. DISCLAIMER OF RIGHTS No provision in this Plan shall be construed to confer upon any individual the right to remain in the employ or service of the Employer, or to interfere in any way with any contractual or other right or authority of the Employer either to increase or decrease the compensation or other benefits to any individual at any time, to terminate any employment or other relationship between any individual and the Employer. The obligation of the Employer to provide any benefits pursuant to this Plan shall be interpreted as a contractual obligation to provide only   5 DocuSign Envelope ID: 3672B045-B7C0-46B7-BD1C-4EBFC42E65B5

those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Employer to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan. SECTION 13. CAPTIONS The use of captions in this Plan is for the convenience of reference only and shall not affect the meaning of any provision of this Plan. SECTION 14. NUMBER AND GENDER With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires. SECTION 15. SECTION 409A (a) Anything in this Plan to the contrary notwithstanding, if at the time of the Eligible Employee’s “separation from service” within the meaning of Section 409A of the Code, the Company determines that the Eligible Employee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Eligible Employee becomes entitled to under this Plan on account of the Eligible Employee’s separation from service would be considered deferred compensation subject to the 20 percent additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) six months and one day after the Eligible Employee’s separation from service, or (B) the Eligible Employee’s death. (b) The parties intend that this Plan will be administered in accordance with Section 409A of the Code. To the extent that any provision of this Plan is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code. The parties agree that this Plan may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party. (c) To the extent that any payment or benefit described in this Plan constitutes “nonqualified deferred compensation” under Section 409A of the Code, and to the extent that such payment or benefit is payable upon the Eligible Employee’s termination of employment, then such payments or benefits shall be payable only upon the Eligible Employee’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A1(h). (d) The Company makes no representation or warranty and shall have no liability to the Eligible Employee or any other person if any provisions of this Plan are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.   6 DocuSign Envelope ID: 3672B045-B7C0-46B7-BD1C-4EBFC42E65B5

* * * * * This Plan was duly adopted and approved by the Compensation Committee of the Board of Directors on the 12th day of May, 2015.   /s/ John Geschke John Geschke, Secretary of the Meeting   7 DocuSign Envelope ID: 3672B045-B7C0-46B7-BD1C-4EBFC42E65B5

Exhibit A   8 DocuSign Envelope ID: 3672B045-B7C0-46B7-BD1C-4EBFC42E65B5

PARTICIPATION AGREEMENT This Participation Agreement (this “Agreement”) with respect to participation in the Zendesk, Inc. Change of Control Acceleration Plan (the “Plan”) is made as of                  , 20         by and between Zendesk, Inc., a Delaware corporation (the “Company”), and                     (“Participant”). Capitalized terms not otherwise defined herein will have the meanings given to them in the Plan. WHEREAS, the Company has adopted and sponsors the Plan; WHEREAS, it is expected that the Company from time to time will consider the possibility of an acquisition by another company or other Change of Control; and WHEREAS, the Company recognizes that such consideration can cause employees to consider alternative employment and service opportunities. NOW, THEREFORE, in consideration of the mutual promises made herein, the parties hereby agree as follows. 1. Grant of Participation. Participant is hereby granted the status of an Eligible Employee under the Plan, subject to the terms and conditions of the Plan. Participant hereby agrees to the terms and conditions of the Plan and acknowledges that the benefits provided pursuant to the Plan shall supersede and replace in their entirety any rights to acceleration of vesting and/or exercisability applicable to equity awards previously granted to the Participant by the Company and that the Plan shall further govern any rights to acceleration of vesting and/or exercisability applicable to equity awards that may be granted (if any) to Participant in the future. 2. Additional Provisions. (a) Severability. If any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision. (b) Integration; No Oral Modification. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements, written or oral. This Agreement may be amended pursuant to Section 8 of the Plan (which may include amendment without the consent of the Eligible Employee). (c) Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party will constitute a valid and binding execution and delivery of the Agreement by such party. Such facsimile copies will constitute enforceable original documents. (d) Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.   9 DocuSign Envelope ID: 3672B045-B7C0-46B7-BD1C-4EBFC42E65B5

(e) Governing Law. This Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions). (f) Entire Agreement. This agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes and replaces in their entirety any prior agreements, discussions or arrangements concerning such subject matter. (g) Arbitration. Eligible Employee and the Company agree that any dispute arising out of or relating to this Plan or this Agreement will be resolved, to the fullest extent permitted by law, by final, binding and confidential arbitration conducted by Judicial Arbitration and Mediation Services (“JAMS”) under its thenexisting rules and procedures. Eligible Employee acknowledges that by agreeing to this arbitration procedure, both the Eligible Employee and the Company waive the right to resolve any such dispute through a trial by jury or judge. In addition to and notwithstanding those rules, Eligible Employee and the Company agree that the arbitrator will: (1) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (2) issue a written arbitration decision including the arbitrator’s essential findings and conclusions and a statement of the award. The Company will pay all of the JAMS arbitration fees in excess of those administrative fees Eligible Employee would be required to pay if the dispute were decided in a court of law. The venue for such arbitration will be in San Francisco County, California. To accept this Agreement, please sign and date this Agreement and return it to the Company on or before                                         . IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.   ZENDESK, INC. PARTICIPANT By:       Name: Name: Title:   10 DocuSign Envelope ID: 3672B045-B7C0-46B7-BD1C-4EBFC42E65B5

EXHIBIT A   ZENDESK, INC.  Employee Confidentiality and Invention Assignment Agreement    I hereby agree to the following terms regarding my employment with Zendesk, Inc. (including any parent, subsidiary or affiliate,                                      “ Zendesk ”). I enter this Agreement in consideration of my salary, wages and benefits paid to me, and my continuing employment, by                                          Zendesk, with the understanding that Zendesk only agrees to employ me (or continue employing me) subject to this Agreement.      1. Proprietary Information . I agree that all Proprietary              Information, whether or not in writing, that I develop, learn or                      obtain in connection with my employment and which Zendesk                  has not released to the general public, is and will be the                        exclusive property of Zendesk. For purposes of this                Agreement, “ Proprietary Information ” shall mean all information              relating to a person or entity’s business, technology, customers,                  prospective customers, suppliers, prospective suppliers,          business relationships or financial affairs, including, without              limitation, (a) corporate information , including plans, strategies,              methods, policies, resolutions, negotiations or litigation; (b)              marketing information , including strategies, methods, customer            identities, or other information about customers, prospect              identities or other information about prospects, or market                analyses or projections; (c) financial information , including cost                and performance data, debt arrangements, equity structure,              investors and holdings, purchasing and sales data and price                  lists; (d) personal and/or confidential information, including              personally identifiable information, trade secrets and other              confidential information; (e) operational and technological            information , including plans, specifications, manuals, forms,            templates, software, designs, methods, procedures, formulas,            discoveries, inventions, improvements, concepts and ideas; (f)              personnel information , including personnel lists, reporting or              organizational structure, resumes, personnel data,          compensation structure, performance evaluations and          termination arrangements or documents; and (g) any              information received in confidence by Zendesk from customers,                suppliers or other third parties.  2. Recognition of Zendesk’s Rights; My Obligations . I              will not, at any time during or after my employment, without                      Zendesk’s prior written consent, disclose any Proprietary              Information to anyone outside of Zendesk, or use or permit to                      be used any Proprietary Information for any purpose other than                    the performance of my duties as an employee of Zendesk. I will                        cooperate with Zendesk and use my best efforts to prevent the                      unauthorized disclosure of any Proprietary Information. I will                deliver to Zendesk all copies of Proprietary Information in my                    possession or control upon the earlier of a request by Zendesk                      or termination of my employment. Without limiting the                foregoing in any way, I will not (at any time during or after my                            employment), directly or indirectly, use any Proprietary              Information to call upon, solicit, divert or take away any                    customers, prospective customers, suppliers, prospective          suppliers or business of Zendesk for any purpose (other than                    for the benefit of Zendesk during my employment).  3. Security Commitment . I understand that Zendesk is              committed to a rigorous data security program. I agree to (a) if                        requested by Zendesk, undergo relevant background checks as                part of my hiring process; (b) review and comply with Zendesk’s                      security policies; (c) complete Zendesk’s security awareness              training as required by Zendesk; (d) not disclose any Proprietary                    Information via systems or channels not approved by Zendesk;                  (d) notify Zendesk immediately upon becoming aware that a                  device containing Proprietary Information is lost, stolen or                otherwise compromised; (e) notify Zendesk immediately upon            finding any system or process that could violate Zendesk’s                  security policies; and (f) otherwise comply with Zendesk’s                security program during my employment and thereafter.   4. Compliance With Zendesk Policies . I agree to act                legally and ethically in the conduct of my duties as an employee                        of Zendesk, and to abide by all applicable laws and regulations,                      as well as the provisions of the Zendesk policies, procedures,                    standards, directives, and rules as may be adopted or modified                    by Zendesk (collectively, “ Policies”) from time to time. I agree to                      review such Policies regularly and, as requested by Zendesk, to                    certify as to my understanding and compliance with such                  Policies. I agree to complete all required training in a timely                      manner. I agree to timely and properly report possible or actual                      illegal and unethical behavior to Zendesk when I become aware                    of it. I further agree to fully cooperate in investigations                    undertaken by Zendesk.  5. Publicity. I agree that my name, voice, picture, and                  likeness may be used in Zendesk's advertising, training aids,                  and other materials without payment of separate compensation                to me. I will not issue or release any articles, advertising,                      publicity, or other matter relating to Zendesk, or provide any                    information regarding Zendesk to any other person intending to                  do so, without Zendesk's prior written consent.  6. Rights of Others . I understand that Zendesk is now                  and may hereafter be subject to non-disclosure or                confidentiality agreements with third persons which require              Zendesk to protect or refrain from use of Proprietary                  Information. I agree to be bound by all relevant terms of such                        agreements in the event I have access to such Proprietary                    Information.  7. Commitment to Zendesk; Conflict of Interest. While              an employee of Zendesk, I will devote my full-time efforts to                      Zendesk’s business and I will not engage in any other business                      activity that conflicts with my duties to Zendesk. I will advise                      Zendesk at such time as any activity of either Zendesk or                      another business presents me with a conflict of interest or the                      appearance of a conflict of interest as an employee of Zendesk.                      I will take whatever reasonable action is requested of me by                      Zendesk to resolve any conflict or appearance of conflict which                    it, in good faith, finds to exist.   8. Developments . I will make full and prompt disclosure                to Zendesk of all inventions, discoveries, designs, designations,                developments, methods, modifications, improvements,        processes, algorithms, databases, computer programs,          formulae, techniques, trade secrets, graphics or images, and                audio or visual works and other works of authorship (collectively                    “ Developments ”), whether or not patentable or copyrightable,              that are created, made, conceived or reduced to practice by me                      (alone or jointly with others) or under my direction in the course                        of my employment. Subject to the limitations below, I                  acknowledge that all work performed by me is on a “work for                        hire” basis, and I hereby do assign and transfer and, to the                        DocuSign Envelope ID: 3672B045-B7C0-46B7-BD1C-4EBFC42E65B5

extent any such assignment cannot be made at present, will                    assign and transfer, to Zendesk and its successors and assigns                    all my right, title and interest in all Developments that (a) relate                        to the business or research and development of Zendesk; (b)                    result from tasks assigned to me by, or work otherwise                    performed for, Zendesk; or (c) result from the use of Proprietary                      Information, premises or personal property (whether tangible or                intangible) owned, leased or contracted for by Zendesk                (“ Company-Related Developments ”), and all related patents,            patent applications, trademarks and trademark applications,            copyrights and copyright applications, trade secret rights and                other intellectual property and proprietary rights in all countries                  and territories worldwide and under any applicable international                convention (“ Intellectual Property Rights ”). I also hereby waive                all claims to any moral rights or other special rights which I may                          have or accrue in any Company-Related Developments.    To preclude any possible uncertainty, I have set forth                  on Attachment 1 attached hereto a complete list of                  Developments that I have, alone or jointly with others,                  conceived, developed or reduced to practice prior to the                  commencement of my employment with Zendesk that I wish to                    have excluded from the scope of this Agreement (“Prior                  Inventions ”). I have also listed on Attachment 1 all patents and                      patent applications in which I am named as an inventor, other                      than those which have been assigned to Zendesk (“ Other                  Patent Rights ”). If no such disclosure is attached, I represent                    that there are no Prior Inventions or Other Patent Rights. If, in                        the course of my employment with Zendesk, I incorporate a                    Prior Invention into a Zendesk product, process or machine or                    other work done for Zendesk, I hereby grant to Zendesk a                      nonexclusive, royalty-free, paid-up, irrevocable, worldwide          license (with the full right to sublicense) to make, have made,                      modify, use, reproduce, sell, offer for sale, publicly display and                    perform, import and otherwise fully exercise and exploit such                  Prior Invention. Notwithstanding the foregoing, I will not                incorporate, or permit to be incorporated, Prior Inventions in                  any Company-Related Development without Zendesk’s prior            written consent. I will not incorporate into any Zendesk product                    or otherwise deliver to Zendesk any open source software                  except as allowed pursuant to Zendesk’s open source software                  policy, which is available on Zendesk’s intranet.  Subject to the requirements of applicable state law, if                  any, I understand that Company-Related Developments will not                include, and the provisions of this Agreement requiring                assignment thereof to Zendesk do not apply to, any invention                    which qualifies fully for exclusion under the provisions of                  applicable state law, if any, attached hereto as Attachment 2 .                    However, I will also promptly disclose to Zendesk any such                    Developments for the purpose of determining whether they                qualify for such exclusion.    9. Documents and Other Materials . I will keep and                maintain adequate and current records of all Proprietary                Information and Company-Related Developments developed by            me during my employment, which records will be available to                    and remain the sole property of Zendesk at all times. All files,                        letters, notes, memoranda, reports, records, data, sketches,              drawings, notebooks, layouts, charts, quotations and proposals,              specification sheets, program listings, blueprints, models,            prototypes, or other written, photographic or other tangible                material containing Proprietary Information, whether created by              me or others, which come into my custody or possession, are                      the exclusive property of Zendesk to be used by me only in the                          performance of my duties for Zendesk. Any property situated                  on Zendesk’s premises and owned by Zendesk, including                without limitation computers, disks and other storage media                (and whether or not password-protected), filing cabinets or                other work areas, is subject to inspection by Zendesk at any                      time with or without notice. In the event of the termination of                        my employment for any reason, I will deliver to Zendesk all files,                        letters, notes, memoranda, reports, records, data, sketches,              drawings, notebooks, layouts, charts, quotations and proposals,              specification sheets, program listings, blueprints, models,            prototypes, or other written, photographic or other tangible                material containing Proprietary Information, and other materials              of any nature pertaining to the Proprietary Information of                  Zendesk and to my work, and will not take or keep in my                          possession any of the foregoing or any copies.    10. Enforcement of Intellectual Property Rights . I will              cooperate fully with Zendesk, both during and after my                  employment with Zendesk, with respect to the procurement,                maintenance and enforcement of Intellectual Property Rights in                Company-Related Developments. I will sign, both during and                after the term of this Agreement, all papers, including without                    limitation copyright applications, patent applications,          declarations, oaths, assignments of priority rights, and powers                of attorney, which Zendesk may deem necessary or desirable in                    order to protect its rights and interests in any Company-Related                    Development. If Zendesk is unable, after reasonable effort, to                  secure my signature on any such papers, I hereby irrevocably                    designate and appoint each officer of Zendesk as my agent and                      attorney-in-fact to execute any such papers on my behalf, and                    to take any and all actions as Zendesk may deem necessary or                        desirable in order to protect its rights and interests in any                      Company-Related Development.  11. Non-Solicitation . During and for a period of twelve                (12) months following the end of my employment (the                  “Restricted Period”), I will not, directly or indirectly, in any                    manner, solicit, entice or attempt to persuade any other                  employee or consultant of Zendesk to leave the services of                    Zendesk for any reason. I acknowledge and agree that if I                      violate any of the provisions of this Section 11 , the running of the                          Restricted Period will be extended by the time during which I                      engage in such violation(s).  12. Prior Agreements . I hereby represent that, except as I                  have fully disclosed previously in writing to Zendesk, I am not                      bound by the terms of any agreement with any previous                    employer or other party to refrain from competing, directly or                    indirectly, with the business of such previous employer or any                    other party. I further represent that my performance of all the                      terms of this Agreement as an employee of Zendesk does not                      and will not breach any agreement to keep in confidence                    proprietary information, knowledge or data acquired by me in                  confidence or in trust prior to my employment with Zendesk. I                      will not disclose to Zendesk or induce Zendesk to use any                      confidential or proprietary information or material belonging to                any previous employer or others.   13. Remedies Upon Breach. I understand that the                restrictions contained in this Agreement are necessary for the                  protection of the business and goodwill of Zendesk and I                    consider them to be reasonable for such purpose. Any breach                    of this Agreement is likely to cause Zendesk substantial and                    irrevocable damage and therefore, in the event of such breach,                    Zendesk, in addition to such other remedies which may be                    available, will be entitled to specific performance and other                  injunctive relief, and without the posting of any bond.  2 DocuSign Envelope ID: 3672B045-B7C0-46B7-BD1C-4EBFC42E65B5

14. Publications and Public Statements . I will obtain              Zendesk’s written approval before publishing or submitting for                publication any material that incorporates or otherwise              discloses any Proprietary Information.  15. No Employment Obligation . I understand that this              Agreement does not create an obligation on Zendesk or any                    other person to continue my employment. I acknowledge that,                  unless otherwise agreed in a formal written employment                agreement signed on behalf of Zendesk by an authorized                  officer, my employment with Zendesk is at will and therefore                    may be terminated by Zendesk or me at any time with or                        without cause and for any reason.  16. Survival and Assignment by Zendesk . I understand              that my obligations under this Agreement will continue in                  accordance with its express terms regardless of any changes in                    my title, position, duties, salary, compensation or benefits or                  other terms and conditions of employment. I further understand                  that my obligations under this Agreement will continue                following the termination of my employment regardless of the                  manner of such termination and will be binding upon my heirs,                      executors and administrators. Zendesk will have the right to                  assign this Agreement to its affiliates, successors and assigns. I                    expressly consent to be bound by the provisions of this                    Agreement for the benefit of Zendesk or any parent, subsidiary                    or affiliate to whose employ I may be transferred without the                      necessity that this Agreement be resigned at the time of such                      transfer.  17. Exit Interview . If and when I depart from Zendesk, I                    may be required to and agree to attend an exit interview and                        sign an “Employee Exit Acknowledgement” to reaffirm my                acceptance and acknowledgement of the obligations set forth                in this Agreement.    18. Disclosure to Future Employers . I hereby grant              Zendesk the right to provide this Agreement in whole or in part                        to any future employer, partner, or co-venturer of mine to advise                      them of my obligations under this Agreement.  19. Severability . In case any provisions (or portions              thereof) contained in this Agreement shall, for any reason, be                    held invalid, illegal or unenforceable in any respect, such                  invalidity, illegality or unenforceability shall not affect the other                  provisions of this Agreement, and this Agreement shall be                  construed as if such invalid, illegal or unenforceable provision                  had never been contained herein. If, moreover, any one or                    more of the provisions contained in this Agreement shall for any                      reason be held to be excessively broad as to duration,                    geographical scope, activity or subject, it shall be construed by                    limiting and reducing it, so as to be enforceable to the extent                        compatible with the applicable law as it shall then appear.  20. Interpretation . This Agreement will be deemed to be                made and entered into in the State of California, and will in all                          respects be interpreted, enforced and governed under the laws                  of the State of California. I hereby agree to consent to personal                        jurisdiction of the state and federal courts situated within the                    greater San Francisco area, California for purposes of enforcing                  this Agreement, and waive any objection that I might have to                      personal jurisdiction or venue in those courts.  21. Protected Disclosures . I understand that nothing            contained in this Agreement limits my ability to communicate                  with any United States federal, state or local governmental                  agency or commission, including to provide documents or other                  information, without notice to Zendesk. I also understand that                  nothing in this Agreement limits my ability to share                  compensation information concerning myself or others, except              that this does not permit me to disclose compensation                  information concerning others that I obtain because my job                  responsibilities require or allow access to such information.  22. Defend Trade Secrets Act of 2016. I understand that                  pursuant to the federal Defend Trade Secrets Act of 2016, I                      shall not be held criminally or civilly liable under any United                      States federal or state trade secret law for the disclosure of a                        trade secret that (a) is made (i) in confidence to a United States                          federal, state, or local government official, either directly or                  indirectly, or to an attorney; and (ii) solely for the purpose of                        reporting or investigating a suspected violation of law; or (b) is                      made in a complaint or other document filed in a lawsuit or                        other proceeding, if such filing is made under seal.      I UNDERSTAND THAT THIS AGREEMENT AFFECTS IMPORTANT RIGHTS.  BY SIGNING BELOW, I CERTIFY THAT I HAVE READ IT  CAREFULLY AND AM SATISFIED THAT I UNDERSTAND IT COMPLETELY.  IN WITNESS WHEREOF,  the undersigned has executed this agreement as a sealed instrument as of the date set forth below.    Signed: ___________________________________________      Name: ___________________________________________      Date: ___________________________________________        3 DocuSign Envelope ID: 3672B045-B7C0-46B7-BD1C-4EBFC42E65B5 11/23/2021 Andrea Nieto

DocuSign Envelope ID: 3672B045-B7C0-46B7-BD1C-4EBFC42E65B5

ATTACHMENT 1 TO EXHIBIT A

PRIOR INVENTIONS

No ______ Answer YES or NO. Do you have any inventions or improvements relevant to your employment by Zendesk that have been made or conceived or first reduced to practice by yourself alone or jointly prior to your engagement by Zendesk? If yes, please attach a separate summary to this Attachment 1.

No ______ Answer YES or NO. Do you have any patents or patent applications in which you have been name as inventor? If yes, please attach a separate summary to this Attachment 1.

IF EMPLOYEE CHECKED "YES" TO QUESTIONS REGARDING ANY PRIOR INVENTION / PATENTS

Employee should prepare and submit to People Ops

DocuSigned by:

Signed: Andrea Nieto

0D081BC7F5734D1...

Name: Andrea Nieto

Date: 11/23/2021

PRIOR INVENTIONS/PATENTS:

N/A

4

ATTACHMENT 2 TO EXHIBIT A      For Employees in California, Section 2870 of the California Labor Code is as follows:  (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his  or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own  time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:  (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual  or demonstrably anticipated research or development of the employer; or  (2) Result from any work performed by the employee for the employer.  (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention  otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is  unenforceable.    For Employees in Delaware, Title 19, Section 805 of the Delaware Code Ann. is as follows:   Any provision in an employment agreement which provides that the employee shall assign or offer to assign any of the employee's rights  in an invention to the employee's employer shall not apply to an invention that the employee developed entirely on the employee's own  time without using the employer's equipment, supplies, facility or trade secret information, except for those inventions that; (i) relate to the  employer's business or actual or demonstrably anticipated research or development, or (ii) result from any work performed by the  employee for the employer.  To the extent a provision in an employment agreement purports to apply to the type of invention described,  it is against the public policy of this State and is unenforceable.  An employer may not require a provision of an employment agreement  made unenforceable under this section as a condition of employment or continued employment.     For Employees in Illinois, Chapter 765, Section 1060/2 of the Illinois Compiled Statutes is as follows:  (1) A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee's  rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret  information of the employer was used and which was developed entirely on the employee's own time, unless (a) the invention relates (i)  to the business of the employer, or (ii) to the employer's actual or demonstrably anticipated research or development, or (b) the invention  results from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that  extent against the public policy of this State and is to that extent void and unenforceable. The employee shall bear the burden of proof in  establishing that his invention qualifies under this subsection.   (2) An employer shall not require a provision made void and unenforceable by subsection (1) of this Section as a condition of  employment or continuing employment. This Act shall not preempt existing common law applicable to any shop rights of employers with  respect to employees who have not signed an employment agreement.  (3) If an employment agreement entered into after January 1, 1984, contains a provision requiring the employee to assign any of the  employee's rights in any invention to the employer, the employer must also, at the time the agreement is made, provide a written  notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret  information of the employer was used and which was developed entirely on the employee's own time, unless (a) the invention relates (i)  to the business of the employer, or (ii) to the employer's actual or demonstrably anticipated research or development, or (b) the invention  results from any work performed by the employee for the employer.    For Employees in Kansas, Sections 44-130 of the Kansas Labor and Industries Code is as follows:  (a) Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of the  employee's rights in an invention to the employer shall not apply to an invention for which no equipment, supplies, facilities or trade  secret information of the employer was used and which was developed entirely on the employee's own time, unless:  (1) The invention relates to the business of the employer or to the employer's actual or demonstrably anticipated research  or development; or  5 DocuSign Envelope ID: 3672B045-B7C0-46B7-BD1C-4EBFC42E65B5

(2) The invention results from any work performed by the employee for the employer.  (b) Any provision in an employment agreement which purports to apply to an invention which it is prohibited from applying to under  subsection (a), is to that extent against the public policy of this state and is to that extent void and unenforceable. No employer shall  require a provision made void and unenforceable by this section as a condition of employment or continuing employment.  (c) If an employment agreement contains a provision requiring the employee to assign any of the employee's rights in any invention  to the employer, the employer shall provide, at the time the agreement is made, a written notification to the employee that the agreement  does not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which  was developed entirely on the employee's own time, unless:  (1) The invention relates directly to the business of the employer or to the employer's actual or demonstrably anticipated  research or development; or  (2) The invention results from any work performed by the employee for the employer.  (d) Even though the employee meets the burden of proving the conditions specified in this section, the employee shall disclose, at  the time of employment or thereafter, all inventions being developed by the employee, for the purpose of determining employer and  employee rights in an invention.    For Employees in Minnesota, Section 181.78 of the Minnesota Labor, Industry Code is as follows:  Subdivision 1. Inventions not related to employment. Any provision in an employment agreement which provides that an employee shall  assign or offer to assign any of the employee's rights in an invention to the employer shall not apply to an invention for which no  equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee's  own time, and (1) which does not relate (a) directly to the business of the employer or (b) to the employer's actual or demonstrably  anticipated research or development, or (2) which does not result from any work performed by the employee for the employer. Any  provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and  unenforceable.  Subdivision 2. Effect of subdivision 1. No employer shall require a provision made void and unenforceable by subdivision 1 as a condition  of employment or continuing employment.  Subdivision 3. Notice to employee. If an employment agreement entered into after August 1, 1977 contains a provision requiring the  employee to assign or offer to assign any of the employee's rights in any invention to an employer, the employer must also, at the time  the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no  equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee's  own time, and (1) which does not relate (a) directly to the business of the employer or (b) to the employer's actual or demonstrably  anticipated research or development, or (2) which does not result from any work performed by the employee for the employer.    For Employees in North Carolina, §§ 66-57.1 and 66-57.2 of the North Carolina Gen. Stat. is as follows:    § 6657.1.  Employee’s right to certain inventions.  Any provision in an employment agreement which provides that the employee shall assign or offer to assign any of his rights in an  invention to his employer shall not apply to an invention that the employee developed entirely on his own time without using the  employer’s equipment, supplies, facility or trade secret information except for those inventions that (i) relate to the employer’s business or  actual or demonstrably anticipated research or development, or (ii) result from any work performed by the employee for the employer.  To  the extent a provision in an employment agreement purports to apply to the type of invention described, it is against the public policy of  this State and is unenforceable.  The employee shall bear the burden of proof in establishing that his invention qualifies under this  section.   § 6657.2.  Employer’s rights.  An employer may not require a provision of an employment agreement made unenforceable under G.S. 6657.1 as a condition of  employment or continued employment.  An employer, in an employment agreement, may require that the employee report all inventions  developed by the employee, solely or jointly, during the term of his employment to the employer, including those asserted by the  employee as nonassignable, for the purpose of determining employee or employer rights.  If required by a contract between the  employer and the United States or its agencies, the employer may require that full title to certain patents and inventions be in the United  States.   6 DocuSign Envelope ID: 3672B045-B7C0-46B7-BD1C-4EBFC42E65B5

      For Employees in Utah, Section 34-39-3 of Utah Code Ann. is as follows:  (1) An employment agreement between an employee and his employer is not enforceable against the employee to the extent that the  agreement requires the employee to assign or license, or to offer to assign or license, to the employer any right or intellectual property in  or to an invention that is:  (a) created by the employee entirely on his own time; and  (b) not an employment invention.  (2) An agreement between an employee and his employer may require the employee to assign or license, or to offer to assign or license,  to his employer any or all of his rights and intellectual property in or to an employment invention.  (3) Subsection (1) does not apply to:  (a) any right, intellectual property or invention that is required by law or by contract between the employer and the United States  government or a state or local government to be assigned or licensed to the United States; or  (b) an agreement between an employee and his employer which is not an employment agreement.  (4) Notwithstanding Subsection (1), an agreement is enforceable under Subsection (1) if the employee's employment or continuation of  employment is not conditioned on the employee's acceptance of such agreement and the employee receives a consideration under such  agreement which is not compensation for employment.  (5) Employment of the employee or the continuation of his employment is sufficient consideration to support the enforceability of an  agreement under Subsection (2) whether or not the agreement recites such consideration.  (6) An employer may require his employees to agree to an agreement within the scope of Subsection (2) as a condition of employment or  the continuation of employment.  (7) An employer may not require his employees to agree to anything unenforceable under Subsection (1) as a condition of employment or  the continuation of employment.  (8) Nothing in this chapter invalidates or renders unenforceable any employment agreement or provisions of an employment agreement  unrelated to employment inventions.    For Employees in Washington, Section 49.44.140 of the Revised Code of Washington is as follows:  (1) A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s  rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret  information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i)  directly to the business of the employer, or (ii) to the employer's actual or demonstrably anticipated research or development, or (b) the  invention results from any work performed by the employee for the employer. Any provision which purports to apply to such an invention  is to that extent against the public policy of this state and is to that extent void and unenforceable.  (2) An employer shall not require a provision made void and unenforceable by subsection (1) of this section as a condition of  employment or continuing employment.  (3) If an employment agreement entered into after September 1, 1979, contains a provision requiring the employee to assign any of  the employee’s rights in any invention to the employer, the employer must also, at the time the agreement is made, provide a written  notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret  information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i)  directly to the business of the employer, or (ii) to the employer's actual or demonstrably anticipated research or development, or (b) the  invention results from any work performed by the employee for the employer.  7 DocuSign Envelope ID: 3672B045-B7C0-46B7-BD1C-4EBFC42E65B5

EXHIBIT B ZENDESK, INC. MUTUAL AGREEMENT TO ARBITRATE CLAIMS I recognize that differences may arise between Zendesk, Inc. (the “Company”) and me during or following my employment with the Company. In consideration of my continued employment with the Company, its promise to arbitrate all employment-related disputes, and my receipt of the compensation, pay raises, and other benefits paid to me by the Company, at present and in the future, I agree that any and all controversies, claims, or disputes with anyone (including the Company and any employee, officer, director, shareholder, or benefit plan of the Company, in their capacity as such or otherwise), arising out of, relating to, or resulting from my employment with the Company or the termination of my employment with the Company, including any breach of this Mutual Agreement to Arbitrate Claims (this “Arbitration Agreement”), shall be subject to binding arbitration. Both parties agree that this Arbitration Agreement is enforceable under the Federal Arbitration Act, 9 U.S.C. §1 et seq. (the “FAA”). If the FAA is found not to apply, then this Arbitration Agreement is enforceable under the laws of the state in which I am or was employed at the time I received this Arbitration Agreement. However, both parties agree that there will be no right to bring any dispute covered by this Arbitration Agreement as a class or collective action, as specified in Paragraphs 1 and 2 below. 1. Claims Covered by this Arbitration Agreement . To the maximum extent allowed by law, the Company and I mutually consent to the resolution by binding arbitration of all claims or causes of action that the Company may have against me or that I may have against the Company or the Company’s current and former owners, partners, members, officers, directors, employees, representatives and agents, all subsidiary and affiliated entities, all benefit plans, the benefit plans’ sponsors, fiduciaries, administrators, affiliates, and all successors and assigns of any of them (“Arbitrable Disputes”). Arbitrable Disputes shall include any and all disputes not specifically exempted from arbitration herein, including, but not limited to: any alleged violations of federal, state, or local constitutions, statutes, laws, ordinances, regulations or common law; any claims of wrongful termination, unlawful disparate treatment or disparate impact, or retaliation; any claims for breach of any contractor covenant of good faith and fair dealing; tort claims; and any claims arising under the Fair Labor Standards Act and similar state and local statutes. Nothing in this Arbitration Agreement alters any obligation or prerequisite to exhaust administrative remedies before asserting a claim in arbitration. 2. Claims Not Covered . Specifically excluded from this Arbitration Agreement are: (i) claims that are not arbitrable by law, which include claims for workers’ compensation and unemployment compensation benefits, and any claims which are expressly excluded from binding arbitration by controlling law or public policy; (ii) claims under California's Labor Code Private Attorney General Act, Labor Code §§ 2698 et seq. ("PAGA"), to the extent the operative law at the time a PAGA claim is made precludes a pre-dispute waiver of the right to bring such claims on a representative basis (if the operative law changes during the pendency of a PAGA claim, and pre-dispute waivers of the right to bring PAGA claims on a representative basis become enforceable, then the parties intend and agree that PAGA claims would become covered claims under this Agreement); and (iii) any claims for unlawful harassment based on a protected DocuSign Envelope ID: 3672B045-B7C0-46B7-BD1C-4EBFC42E65B5

Page 1 of 5 category under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act (as amended by the Older Workers Benefits Protection Act), the California Fair Employment and Housing Act, and any other federal, state, or local statute similarly prohibiting harassment based on enumerated protected categories or classifications; provided , however , that claims under such statutes are only excluded from the agreement to arbitrate to the extent they allege harassment – as distinct from disparate treatment, wrongful termination, and/or disparate impact (“Excluded Claims”). To the extent that the parties’ dispute involves Arbitrable Disputes and Excluded Claims, the parties agree to bifurcate and stay the Excluded Claims pending the resolution of the arbitration proceedings. Either party may apply to a court of competent jurisdiction for temporary or preliminary injunctive relief in connection with an Arbitrable Dispute, but only upon the ground that the award to which that party may be entitled may be rendered ineffectual without such relief. I understand that this Arbitration Agreement does not prohibit me from filing or maintaining an administrative charge or complaint with a local, state, or federal administrative body that is authorized to enforce or administer laws related to employment, including but not limited to the Equal Employment Opportunity Commission, Department of Labor, or the National Labor Relations Board. I understand that this Agreement does, however, preclude me from pursuing any court action regarding any such claim, except as permitted by law. This Arbitration Agreement does not restrict my rights to engage in concerted activities under Section 7 of the National Labor Relations Act. I understand that I will not be retaliated against, disciplined or threatened with discipline as a result of exercising my rights under Section 7 of the National Labor Relations Act by the filing of or participation in a class or collective action in any forum. 3. Class Action Waiver . Except for Excluded Claims, the Company and I expressly intend and agree that: (a) class action and representative action procedures are hereby waived and shall not be asserted, nor will they apply, in any arbitration pursuant to this Agreement; (b) neither party will assert class action or representative action claims against the other in arbitration or otherwise, and (c) the arbitrator is not empowered to consolidate claims of different individuals into one proceeding, or to hear an arbitration as a class arbitration (“Class Action Waiver”). To the extent a court or the arbitrator determines that this Class Action Waiver is invalid, for any reason, it shall not be severable from this Agreement and the class or collective claims will be considered Excluded Claims that must be litigated in a civil court of competent jurisdiction. Notwithstanding any other clause contained in this Arbitration Agreement, any claim that all or part of the Class Action Waiver is invalid, unenforceable void or voidable may be determined only by a court of competent jurisdiction and not by an arbitrator. The Class Action Waiver shall be severable when a dispute is filed as an individual action and severance is necessary to ensure that the individual action proceeds in arbitration. 4. Waiver of Right to Court or Jury Trial . I understand that, by signing this Arbitration Agreement, both the Company and I are giving up any right we may have to a trial by jury and are giving up rights of appeal following the rendering of a decision except as applicable law provides for judicial review of arbitration decisions. DocuSign Envelope ID: 3672B045-B7C0-46B7-BD1C-4EBFC42E65B5

Page 2 of 5 5. Arbitration Procedures . The Company and I agree that, except as provided in the Arbitration Agreement, any arbitration shall be in accordance with and under the auspices and rules of JAMS, Inc. (“JAMS”) for the resolution of employment disputes, pursuant to its employment arbitration rules & procedures. The JAMS Employment Arbitration Rules and Procedures (the “JAMS Rules”) are available at www.JAMSadr.com. Under no circumstances shall the JAMS Class Action Procedures apply to any arbitration held pursuant to this Arbitration Agreement. Notwithstanding anything in the JAMS Rules, the arbitrator will not have the authority to determine whether this arbitration provision or any portion of it is enforceable, revocable or valid, the arbitrability of disputes, or whether claims may be arbitrated on a class, collective, or representative basis. The arbitrator shall apply the substantive state or federal law (and the law of remedies, if applicable) as applicable to the claim(s) asserted. The arbitrator shall provide the Parties with a written decision explaining his or her findings and conclusions. The Arbitrator's decision shall be final and binding upon the Parties. The parties shall be entitled to conduct discovery to the full extent authorized by governing law. The parties agree that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication, discovery motions, motions to dismiss, and demurrers prior to any arbitration hearing. The Company and I agree that any arbitration under this Arbitration Agreement shall be conducted in San Francisco County or the site of the closest JAMS office to my place of employment. The arbitrator’s decision regarding the claims shall be final and binding upon the parties, and shall be enforceable in any court having jurisdiction thereof. I agree that the arbitrator shall have the power to award any remedies available under applicable law, and that the arbitrator shall award attorneys’ fees and costs to the prevailing party, except as prohibited by law. 6. Arbitration Fees and Costs . I agree that each party shall be responsible for paying such party’s own attorneys’ fees and costs. To the extent I bring a claim against the Company, the Company shall pay for the costs of arbitration, including any administrative or hearing fees charged by the arbitrator or JAMS, except that I shall pay any filing fees associated with any arbitration that I initiate, but only so much of the filing fees as I would have instead paid had I filed a complaint in a court of law. To the extent any of the foregoing cost-splitting provisions are found not to comply with such then-applicable law, the arbitrator shall reform this Arbitration Agreement such that it is enforceable and consistent with then-applicable decisional or statutory law. 7. Modification/Entire Agreement . This Arbitration Agreement to arbitrate shall survive the termination of my employment. It can only be revoked or modified by a writing signed by the parties that specifically states an intent to revoke or modify this Arbitration Agreement. This is the complete agreement of the parties on the subject of arbitration of disputes (except for any arbitration agreement in connection with any pension or benefit plan). This Arbitration Agreement supersedes any prior or contemporaneous oral or written understanding on the subject. No party is relying on any representations, oral or written, on the subject of the effect, enforceability, or meaning of this Arbitration Agreement, except as specifically set forth in this Arbitration Agreement. If any provision of this Arbitration Agreement is found to be DocuSign Envelope ID: 3672B045-B7C0-46B7-BD1C-4EBFC42E65B5

Page 3 of 5 unenforceable, in whole or in part, such finding shall not affect the validity of the remainder of this Arbitration Agreement and this Arbitration Agreement shall be reformed to the greatest extent possible to ensure that the resolution of all conflicts between the parties are resolved by neutral, binding arbitration. 8. Violation of this Agreement . Should any party to this Arbitration Agreement pursue any arbitrable dispute by any method other than arbitration, the responding party shall recover from the initiating party all damages, costs, expenses and attorneys’ fees incurred as a result of such action. 9. Not an Employment Agreement . This Arbitration Agreement is not and shall not be construed to create any contract of employment, express or implied. Nor does this Arbitration Agreement alter the at-will status of any employment. [Signatures to follow on the next page.] DocuSign Envelope ID: 3672B045-B7C0-46B7-BD1C-4EBFC42E65B5

Page 4 of 5 I acknowledge that I have read this Agreement carefully and I understand and accept the obligations which it imposes upon me without reservation. No promises or representations have been made to me to induce me to sign this Agreement. I further acknowledge that I have been given the opportunity to discuss this Agreement with my private, legal counsel and have taken advantage of that opportunity to the extent I wanted to do so. Signed: ___________________________________________ Name: ___________________________________________ Date: ___________________________________________ Accepted and Agreed to: Zendesk, Inc. ___________________________________________ Mikkel Svane Chief Executive Officer Version 2019.03.15 DocuSign Envelope ID: 3672B045-B7C0-46B7-BD1C-4EBFC42E65B5 11/23/2021 Andrea Nieto

Page 5 of 5 DocuSign Envelope ID: 3672B045-B7C0-46B7-BD1C-4EBFC42E65B5